CUSIP: 09226U102

NUMBER
BLKU-1000

THE
BLACK UNICORN
FACTORY

SHARES
1,200

RULE 144

# BLACK UNICORN FACTORY INC.

AUTHORIZED COMMON B NON-VOTING SHARES: 0
PAR VALUE: $0.00

THIS CERTIFIES THAT Example Account Name 1
Example Account Name 2

IS THE RECORD HOLDER One Thousand Two Hundred

Shares of BLACK UNICORN FACTORY INC.. Common B Non-Voting transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is valid.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE: 8/4/2025

BLACK UNICORN FACTORY INC.
CORPORATE
Seal
****